AUDITOR'S CONSENT

We have issued our report dated December 3, 1997, accompanying the consolidated financial statements of Commodore Holdings Limited and Subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


Grant Thornton LLP
Miami, Florida
April 23, 1998